UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2020

TWINLAB CONSOLIDATED HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55181	46-3951742
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

4800 T-Rex Avenue, Suite 305, Boca Raton, Florida	33431
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(561) 443-5301

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 8 – Other Events

Item 8.01	Other events.

On March 30, 2020, Twinlab Consolidated Holdings, Inc. (the “Company”) filed a Form 8-K stating that the Company would be delaying the filing of its Annual Report on Form 10-K for the fiscal year ended December 31, 2019 (the “Annual Report”) due to circumstances related to the outbreak of the novel coronavirus, COVID-19. The Company stated that it expected to file its Annual Report before April 30, 2020, however, the Company is still experiencing disruptions and delays in finalizing the audit and coordinating the information required to prepare the Annual Report. The Company plans to file its Annual Report by May 14, 2020 and continues to rely on the order (the “Order”) promulgated by the Securities and Exchange Commission on March 25, 2020 in Release No. 34-88465 relating to the Securities Exchange Act of 1934, as amended, to support the delay in the filing of its Annual Report. If the Company is unable file its Annual Report by May 14, 2020, the Company will file a Form 12b-25, Notification of Late Filing.

Due to the Company’s inability to file the Annual Report by April 30, 2020, the Company is unable to timely file the information for Part III (Items 10, 11, 12, 13 and 14) of the Annual Report. The Company will provide the Part III information on a Form 10-K/A to be filed by June 12, 2020. The Company is relying on the Order and Compliance and Disclosure Interpretation Question 104.18 to support the delay of the filing of the Part III information.

The Company is unable to timely file its Annual Report and Part III information due to COVID-19 related office closures impeding its employees’ ability to respond to data requests from its auditors and to complete its financial statements. In order to minimize the COVID-19 exposure risk to it employees, the Company has followed the guidelines of local health authorities in Florida and New York, where its offices and operations are located, and has provided its office employees the resources to work remotely from their homes. The change to a remote work environment has led to disruptions and delays in the coordination of information required for preparing the Annual Report. The Company is relying on the Order to afford its employees the additional time, amid the COVID-19 pandemic, to provide accurate and fully reviewed information for the Annual Report and Part III information.

The Company is supplementing the risk factors previously disclosed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 and its subsequent Quarterly Reports on Form 10-Q with the following risk factor:

Potential business impacts related to COVID-19 pandemic

Our business continuity and supply chain operations may be affected by the recent COVID-19 Pandemic

The Company has taken proactive measures to secure enough inventory to meet forecasted demand and mitigate any potential disruption to the business from COVID-19. While the Company believes that effective steps have been taken, business disruptions may be imminent should the Company realize unforeseen shifts in retail and direct customer behavior.

Potential impacts to the Company from COVID-19 may include changes in consumer demand, the impacts on retail customers and the availability of materials from suppliers, to name a few. The extent to which COVID-19 may impact the Company’s results will depend on future developments, which continue to emerge and cannot be predicted. These developments are highly uncertain and the actions to contain and treat COVID-19 remain fluid. The Company will continue to do everything possible to maximize operational capabilities while ensuring the safety and health of employees and customers remain top priority.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TWINLAB CONSOLIDATED HOLDINGS, INC.

Date: April 29, 2020	By:	/s/ Kyle Casey
Kyle Casey
Chief Financial Officer